UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd. Suite LL20

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

4101 North Thanksgiving Way

Lehi, UT 84043

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Vivakor, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”) on November 10, 2023. At the Meeting, the Company’s stockholders approved the Acquisition Stock Issuance and CEO Compensation Shares Issuance, as defined below, comprising a total of 7,965,926 shares, which were issued on November 10, 2023.

As previously disclosed, the Company entered into: (i) a Membership Interest Purchase Agreement (the “MIPA”), with Jorgan Development, LLC, a Louisiana limited liability company (“Jorgan”) and JBAH Holdings, LLC, a Texas limited liability company (“JBAH” and, together with Jorgan, the “Sellers”), as the equity holders of Silver Fuels Delhi, LLC, a Louisiana limited liability company (“SFD”) and White Claw Colorado City, LLC, a Texas limited liability company (“WCCC” ); and (ii) an executive employment agreement with James Ballengee (the “Employment Agreement”) with respect to the Company’s appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board of Directors (the “Board”).

Acquisition Stock Issuance

On October 28, 2022, following the Acquisition and in connection with the Employment Agreement (as defined below), the Company and the Sellers entered into an agreement amending the Notes, as soon as is practicable, following and subject to the approval of the Company’s shareholders, and provided there are no applicable prohibitions under the rules of the Nasdaq or other restrictions, the Company agreed to issue 7,042,254 restricted shares of the Company’s Common Stock in exchange for the forgiveness and cancellation of $10,000,000 of principal under the Notes on a pro rata basis, reflecting a conversion price of $1.42 per share. As noted above, these shares were issued on November 10, 2023.

CEO Compensation Shares Issuance

On October 28, 2022, the Company entered into an executive employment agreement with James Ballengee (the “Employment Agreement”) with respect to the Company’s appointment of Mr. Ballengee as Chief Executive Officer and Chairman of the Board. Pursuant to the Employment Agreement, Mr. Ballengee will receive annual compensation of $1,000,000 payable in shares of the Company’s Common Stock, priced at the volume weighted average price (VWAP) for the five trading days preceding the date of the Employment Agreement and each anniversary thereof (the “CEO Compensation Shares”). The CEO Compensation shall be subject to satisfaction of Nasdaq rules, the provisions of the Company’s equity incentive plan and other applicable requirements and shall be accrued if such issuance is due prior to satisfaction of such requirements (the “CEO Compensation Shares Issuance”). As noted above, 923,672 shares of our common stock was issued as the CEO Compensation Shares Issuance on November 10, 2023.

The Acquisition Stock Issuance and the CEO Compensation Shares Issuance were issuances of unregistered securities in transactions that were exempt from the requirements of the Securities Act of 1933, pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Vivakor, Inc. (the “Company”) held its Special Meeting of Stockholders on November 10, 2023. The results of the matters voted on by the Company’s stockholders are set forth immediately below. The details of the proposals are included in the proxy materials filed with Securities and Exchange Commission on September 26, 2023.

Proposal 1

Approval of Acquisition Stock Issuance, pursuant to the Membership Interest Purchase Agreement:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9.872,421	427,484	771	95.84%

Proposal 2

Approval of CEO Compensation Shares Issuance:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9,526,139	762,770	11,767	92.48%

Proposal 3

Approval of Vivakor, Inc. 2023 Equity and Incentive Plan:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9,495,236	804,471	967	92.18%

Proposal 4

Approval of Amendment to Articles of Incorporation to amend its federal forum selection provision:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9,926,174	362,284	12,218	96.47%

Proposal 5

Approval of Amendment to Articles of Incorporation to increase the Company’s authorized number of shares of Common Stock to 200 million:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9,450,108	844,481	6,067	91.79%

Proposal 6

Adjournment of the stockholder meeting:

Votes For	Votes Against	Votes Abstained	Percentage Voted For
9,851,309	442,657	6,710	95.69%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: November 16, 2023	By:	/s/ James Ballengee
Name: James Ballengee
Title: Chief Executive Officer

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